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                                                                      EXHIBIT 23

                        INDEPENDENT ACCOUNTANTS' CONSENT
                        --------------------------------

The Board of Directors and Shareholders
Image Entertainment, Inc.:


We consent to incorporation by reference in the registration statements (Nos. 33-43241, 33-55393 and 33-57336) all on Form S-8 of Image Entertainment, Inc. of our report dated May 24, 1996, except for Note 14 which is as of June 5, 1996, relating to the consolidated balance sheets of Image Entertainment, Inc. as of March 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1996, and the related schedule, which report appears in the March 31, 1996 annual report on Form 10-K of Image Entertainment, Inc.

                                        /s/ KPMG PEAT MARWICK LLP



Los Angeles, California
May 24, 1996,
except for Note 14 which is as of June 5, 1996